3Q19 Financial Results Conference Call & Webcast November 11, 2019

Introduction 2 Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, manufacturing and supply plans, financing plans, and the projected revenues and cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this presentation may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities, and in particular the potential goals, progress, timing, and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities, including the FDA, EMA, and PMDA, may not grant or may delay approval for our product candidates; the potential that we may not be successful in commercializing Galafold in Europe, Japan, the US and other geographies or our other product candidates if and when approved; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we may not be able to manufacture or supply sufficient clinical or commercial products; and the potential that we will need additional funding to complete all of our studies and manufacturing. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. With respect to statements regarding projections of the Company's revenue and cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward- looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. Full reconciliations of GAAP results to the comparable non-GAAP measures for the reported periods appear in the financial tables section of this press release. When we provide our expectation for non-GAAP operating expenses on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Introduction 3 A Leading Fully-Integrated, Global Rare Disease Biotechnology Company Gene Therapy World Class PLATFORM BIOLOGICS Protein Engineering Capabilities & Glycobiology AT-GAA Global Footprint Phase 3 in Robust R&D in 27 Countries Pompe Disease Engine Nearly 50+ Lysosomal GLOBAL Disorders and More $514M+ Two Clinical- COMMERCIAL Prevalent Rare Diseases Cash Stage Gene ORGANIZATION as of 9/30/19 Therapies

Introduction 4 Key Takeaways for 3Q19 Results Today’s Conference Call and Recent Analyst Day Highlight our Success and Outlook Across our Science, Clinical, Regulatory and Commercial Efforts Galafold Continues Amicus Financial AT-GAA for Pompe Portfolio of Gene Strong Launch Outlook Strengthened Advances Toward Therapy Programs Performance & with Current Cash Approval as “Crown and Technologies Cornerstone of Revised Now Well into Jewel” of Amicus Provides Foundation Amicus Success 1H2022 Portfolio for Future

Financial Summary “We have a duty to obsolete our own technologies” - Amicus Belief Statement

Financial Summary 6 3Q19 Select Financial Results 3Q19 Revenue of $48.8M Primarily from Global Galafold Sales Sept. 30, 2019 (in thousands, except per share data) Sept. 30, 2018 Product Revenue 48,768 20,596 Cost of Goods Sold 5,596 4,310 R&D Expense1 58,892 138,227 SG&A Expense 39,680 31,867 Changes in Fair Value of Contingent Consideration 789 1,300 Depreciation and Amortization 1,116 1,073 Loss from Operations (57,305) (156,181) Income Tax Benefit 251 51 Net Loss (61,089) (159,214) Net Loss Per Share (0.24) (0.84) 1Inclusive of the 2018 upfront payment of $100 million for the Celenex asst acquisition.

Financial Summary 7 Cash Runway Now Well into 1H2022 (2.5+ years) Fully Funded Through Major Milestones in Portfolio and Continued Global Growth $420M+ Well into Cash 2.5+ Years Cash Runway 1H2022 YE2019

Financial Summary 8 Financial Summary & Guidance Strong Balance Sheet with $514M+ Cash at 9/30/19 – Cash Runway Well into 1H2022 FINANCIAL POSITION Cash $514M Cash Runway1 Well Into 1H2022 Debt2 $152.8M CAPITALIZATION Shares Outstanding 254,772,163 FINANCIAL GUIDANCE FY19 Galafold Revenue Guidance $170M-$180M FY19 Non-GAAP OpEx Guidance $410M-$420M YE19 Cash Balance $420M+ 1Based on existing operating plan 2Includes $2.8 million of convertible debt and $150 million of straight debt

Financial Summary 9 Financial Outlook: Key Takeaways • Company now fully funded through major milestones in portfolio and continued global growth • Cumulative Galafold projected revenues of $1B+ in 2020-2022 offset significant majority of company spend/investments • Achieved through OpEx savings, CapEx phasing, program Amicus Financial prioritization and increased Galafold revenue projections Outlook Strengthened with Current Cash • Under current operating plan, 2019 is peak year for non-GAAP Revised to 1H2022 operating expense on path to profitability • No material business development planned or needed in next several years • Only modest additional capital required to extend runway into profitability with multiple non-equity sources available as/when needed

Galafold® (migalastat) Global Launch… …taking a leadership role in the treatment of Fabry disease “We push ideas as far and as fast as possible” - Amicus Belief Statement

Galafold: Precision Medicine for Fabry Disease 11

Galafold Snapshot (as of September 30, 2019)

Galafold is the Cornerstone of Amicus' Success. It is an Orally Delivered Small Molecule Precision Medicine with a Unique Mechanism of Action for Fabry Patients with Amenable Variants that Replaces the Need for Intravenously Delivered Enzyme Replacement Therapy.

One of the Most Successful Rare Disease Launches


NDC 71904-100-01
Galafold™
(migalastat) capsules
123 mg
14 capsules
Lift to open
Amicus
Galafold (migalastat) capsules 123 mg
A1001

$48.8M
3Q19 Galafold Revenue

$170M-180M
FY19 Global Galafold Rev. Guidance

27
Countries with Pricing & Reimbursement

348
Amenable Variants in U.S. Label

9
Regulatory Approvals: Argentina, Australia, Canada, EU, Israel, Japan, S. Korea, Switzerland , U.S.

Geographic Expansion in 2019

Galafold is indicated for adults with a confirmed diagnosis of Fabry Disease and an amenable mutation/variant. The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea and pyrexia. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf. For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu

Amicus Therapeutics

Galafold: Precision Medicine for Fabry Disease 12 Galafold Global Launch Momentum (as of September 30, 2019) Global Commercial Metrics Continue to be Very Strong with >90% Compliance and Adherence, 30% Global Market Share of Treated Amenable Patients and Continued Broad Market Access 3Q19 Strength Continues to Reflect Positive Momentum Across All Key Global Commercial Metrics and 1,000+ Treated Patients ▪ Global: 30%+ estimated global market share of treated amenable patients* ▪ U.S.: Steady growth in adoption from 100+ prescribers and broad reimbursement coverage ▪ International: Growing contribution from previously untreated patients ▪ Japan: On track to deliver full year objectives ▪ Demographics: Global mix of switch (66%) and previously untreated patients (34%) *Market share based on reported global Fabry sales for the calendar year ending 3Q19 and assumes a 35% amenability rate.

Galafold: Precision Medicine for Fabry Disease 13 Galafold Success and FY19 Galafold Revenue Guidance Strong Q3 Performance of $48.8M Gives Confidence in Upwardly Revised Guidance of $170M- $180M. We Expect to Fall in the Midpoint of this Revised Guidance, Inclusive of FX $170M - $180M $48.8M $44.1M $34.0M 1Q19 2Q19 3Q19 FY19

Galafold: Precision Medicine for Fabry Disease
14

Galafold Growth Trajectory

Galafold is on Track to Generate $1B+ in Projected Cumulative Revenues from 2020-2022 and is on an Anticipated Path to $500M+ in Annual Sales in 2023 and $1B+ Annual Sales at Peak


5-Year CAGR of 40+%
$91.2M
$170M-
$180M
$1B
Projected Cumulative
Revenues
(2020-2022)
$500M+
$1B
Annual
Revenue
FY18
FY19
FY20
FY21
FY22
FY23
Peak

Amicus Therapeutics

Program Updates “We have a duty to obsolete our own technologies” - Amicus Belief Statement

AT-GAA for Pompe Disease
16

AT-GAA: Updates & Key Takeaways


AT-GAA for Pompe Advances Toward Approval as "Crown Jewel" of Amicus Portfolio

- PROPEL pivotal study expected to over-enroll (~120 Patients) by YE2019
- Pediatric study underway
- Amicus natural history data (POM-002) generally consistent with declines in 6MWT in published literature
- Manufacturing PPQ runs at WuXi biologics initiated
- Phase 2 data and natural history published literature comparison continue to support potential to become Pompe standard of care
- Peak revenue potential of $1B-$2B, with exclusivity well into 2030s

Amicus Therapeutics

Gene Therapy Portfolio 17 Gene Therapy: Updates & Key Takeaways • CLN6 Phase 2 interim data shows profound impact with potential to become first ever approved gene therapy for fatal brain disease in children • Additional patients to be dosed in Phase 2 study of CLN3 (largest cause of childhood neurodegeneration, 5,000+ children) Portfolio of Gene • Orphan drug designations granted in U.S. and EU for intrathecal Therapy Programs AAV gene therapies for CLN6 and CLN3 Batten disease. and Technologies Provides Foundation • Pompe gene therapy clinical candidate declared to move into for Future IND-enabling studies • Penn Collaboration is R&D engine, with rights to 50+ diseases • 8 preclinical gene therapies in development

Closing Remarks “We are business led and science driven” - Amicus Belief Statement

Closing Remarks 19 2019 Key Strategic Priorities 1 Nearly double annual revenue for Galafold® (guidance $170M-$180M) Complete enrollment in AT-GAA Pivotal Study (PROPEL) and 2 report additional Phase 1/2 data Report additional 2-year clinical results in CLN6-Batten disease and 3 complete enrollment in ongoing CLN3-Batten disease Phase 1/2 study Establish preclinical proof of concept for Fabry and Pompe gene 4 therapies 5 Maintain strong financial position

Closing Remarks 20 Our Passion for Making a Difference Unites Us Amicus is Now at a Major Inflection Point and Positioned to Create Significant Shareholder Value Ahead while Advancing our Mission for Patients

Thank You “Our passion for making a difference unites us” -Amicus Belief Statement

Appendix

Appendix 23 Reconciliation